                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES OF
                        ARDEN REALTY LIMITED PARTNERSHIP


NAME                                                            JURISDICTIONS
----                                                            -------------

Arden-Westwood, LLC                                               Delaware

Activity Business Center Limited Partnership                      Delaware

Arden Realty Finance III, LLC                                     Delaware

Arden Realty Finance IV, LLC                                      Delaware

Arden Realty Finance V, LLC                                       Delaware

Arden Realty Finance VI, LLC                                      Delaware

Arden Realty Finance Partnership, L.P.                            California

145 South Fairfax, LLC                                            California